PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                 REGISTRATION No. 333-37742


                            COR THERAPEUTICS, INC.

$300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due March 1,
                                      2007

        and Shares of Common Stock Issuable upon Conversion of the Notes

                               ________________

  This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

  The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                                                                                    COMMON
                                                                                                                  STOCK OWNED
                                                                                SHARES OF                            AFTER
                                                         PRINCIPAL AMOUNT      COMMON STOCK                       COMPLETION
                                                             OF NOTES          BENEFICIALLY      COMMON STOCK         OF
NAME                                                        OFFERED(1)           OWNED(2)           OFFERED        OFFERING
---------------------------------------                     ----------           --------           -------        --------
AAM/Zazove Institutional Income Fund, L.P.                       625,000           18,502            18,502               0
AIG/National Union Fire Insurance                              1,330,000           39,376            39,376               0
AIG SoundShore Holdings Ltd.                                   3,500,000          103,620           103,620               0
AIG SoundShore Opportunity Holdings Fund Ltd                   3,500,000          103,620           103,620               0
AIG SoundShore Strategic Holdings Fund Ltd                     1,000,000           29,606            29,606               0
Allstate Insurance Company                                     1,120,000           49,558(3)         33,158          16,400
Aloha Airlines Pilots Retirement Trust                            75,000            2,220             2,220               0
Aloha Airlines Non-Pilots Pension Trust                          130,000            3,848             3,848               0
Argent Classic Convertible Arbitrage Fund L.P.                 6,250,000          185,034           185,034               0
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.       9,500,000          281,253           281,253               0
Argent Convertible Arbitrage Fund Ltd                          2,000,000           59,210            59,210               0
Associated Electric & Gas Insurance Service Limited              500,000           14,803            14,803               0
Boulder II Limited                                             7,750,000          229,442           229,442               0
BP. Amoco Plc. Master Trust                                    4,069,000          120,464           120,464               0
Castle Convertible Fund, Inc.                                    500,000           14,803            14,803               0
C&H Sugar Company, Inc.                                          205,000            6,068             6,068               0
CIBC World Markets (4)                                         3,250,000           96,218            96,218               0
The Common  Fund for Non-Profit Organizations                     45,000(5)         1,747             1,332             415(5)
Credit Suisse First Boston Corporation                         7,500,000          222,042           222,042               0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd
 4/1/89                                                        1,946,000           57,612            57,612               0
Deutsche Bank Securities Inc.                                 67,400,000         1,995418         1,995,418               0
Employee Benefit Convertible Securities Fund                     160,000            4,737             4,737               0
Estate of James Campbell                                       1,161,000           34,372            34,372               0

                                       1.

Franklin & Marshall College                                      134,000            3,966             3,966               0
GE Pension Trust                                                 964,000           28,538            28,538               0
Georges et/ou Maya Andraos                                       160,000            2,960             2,960               0
GLG Market Neutral Fund                                        5,000,000          148,028           148,028               0
Goldman Sachs & Co.(6)                                         2,741,000           81,149            81,149               0
Grace Brothers, LTD                                            1,500,000           44,408            44,408               0
Hawaiian Airlines Employees Pension Plan - IAM                   110,000            3,256             3,256               0
Hawaiian Airlines Pension Plan for Salaried Employees             30,000              888               888               0
Hawaiian Airlines Pilots Retirement Trust                        180,000            5,328             5,328               0
Highbridge International LLC                                  27,900,000          825,996           825,996               0
HT Insight Convertible Securities Fund                           300,000            8,880             8,880               0
Island Holdings                                                   75,000            2,220             2,220               0
ITG. Inc.                                                        220,000            6,512             6,512               0
Jefferies & Company                                              500,000           14,803            14,803               0
JMG Capital Partners, LP                                      10,000,000          296,056           296,056               0
JMG Triton Offshore Fund, Ltd.                                14,000,000          414,478           414,478               0
J.P. Morgan Securities Inc.                                      237,000            7,017             7,017               0
KBC Financial Products                                         4,500,000          133,225           133,225               0
LDG Limited                                                      125,000            3,700             3,700               0
Legion Strategies Ltd.                                            45,000(7)         1,776             1,332             444(7)
Levco Alternative Fund, Ltd.                                     999,000(8)        38,635            29,576           9,059(8)
Lexington Vantage Fund                                            50,000            1,480             1,480               0
Lipper Convertibles, L.P.                                      5,400,000          159,870           159,870               0
Lipper Offshore Convertibles, L.P.                               500,000           14,803            14,803               0
Lyxor Master Fund                                              2,300,000           68,092            68,092               0
Mainstay Convertible Fund                                      1,250,000           37,007            37,007               0
McMahan Securities Company L.P.                                  134,000            3,967             3,967               0
Museum of Fine Arts, Boston                                       20,000              592               592               0
Nateo Chemical Company                                           525,000           15,542            15,542               0
Nations Convertible Securities Fund                            2,840,000           84,080            84,080               0
New York Life Insurance Company                               13,550,000          401,154           401,154               0
Onex Industrial Partners Limited                               3,750,000          111,020           111,020               0
Parker-Hannifin Corporation                                       35,000            1,036             1,036               0
Pebble Capital, Inc.                                           3,500,000          103,618           103,618               0
Penn Treaty Network America Insurance Company                    156,000            4,618             4,618               0
Pioneer High Yield Fund                                          300,000            8,880             8,880               0
ProMutual                                                         74,000            2,190             2,190               0
Purchase Associates, L.P.                                        411,000(9)        16,105            12,168           3,937(9)
Putnam Asset Allocation Funds-Balanced Portfolio                 139,000            4,114             4,114               0
Putnam Asset Allocation Funds-Conservative Portfolio              89,000            2,634             2,634               0
Putnam Balanced Retirement Fund                                   39,000            1,154             1,154               0
Putnam Convertible Income-Growth Trust                         2,024,000           59,920            59,920               0
Putnam Convertible Opportunities and Income Trust                 59,000            1,746             1,746               0
Queen's Health Plan                                               45,000            1,332             1,332               0
R/2/ Investments, LDC                                         31,050,000          919,254           919,254               0
Robertson Stephens(10)                                        10,000,000          296,056           296,056               0
Salomon Brothers Asset Management , Inc.                       7,000,000          207,238           307,238               0
San Diego County Employees Retirement Association              2,595,000           76,827            76,827               0
Silvercreek Limited Partnership                                4,000,000          118,422           118,422               0
Southern Farm Bureau Life Insurance - FRIC                       650,000           19,242            19,242               0
Starvest Combined Portfolio                                    1,690,000           50,033            50,033               0
State of Oregon/SAIF Corporation                               6,425,000          190,216           190,216               0
Tribeca Investment L.L.C                                       5,000,000          148,028           148,028               0
TQA Master Fund, Ltd.                                          1,850,000           49,220            49,220               0
TQA Master Plus Fund, Ltd.                                       400,000           11,821            11,842               0
University of Rochester                                           19,000              562               562               0
Van Kampen Harbor Fund                                         4,250,000          125,824           125,824               0
Zurich HFR Master Hedge Fund Index Ltd                           150,000            4,440             4,440               0
Zurich HFR Master Hedge Fund Index Ltd Global                    100,000            2,961             2,961               0
Zurich HFR Mstr Hdg Fund                                          75,000            2,220             2,220               0

(1) Unless otherwise noted, the principal amount offered equals the principal amount beneficially owned.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

                                       2.

(3) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.

(4) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.

(5) Selling Security Holder beneficially owns an additional $14,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(6) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

(7) Selling Security Holder beneficially owns an additional $15,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(8) Selling Security Holder beneficially owns an additional $306,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(9) Selling Security Holder beneficially owns an additional $133,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(10) Robertson Stephens was an initial purchaser of the notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.


         The date of this Prospectus Supplement is November 15, 2000.

                                       3.